UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2025

Mach Natural Resources LP

(Exact name of registrant as specified in its charter)

Delaware	001-41849	93-1757616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14201 Wireless Way, Suite 300, Oklahoma City, Oklahoma	73134
(Address of principal executive offices)	(Zip Code)

(405) 252-8100

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	MNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

On December 15, 2025, Francis A. Keating II resigned, effective immediately, as a director of the board of the directors (“Board”) of Mach Natural Resources GP LLC, a Delaware limited liability company (the “General Partner”), the general partner of Mach Natural Resources LP, a Delaware limited partnership (the “Partnership”), and as a member of the Audit Committee and the Conflicts Committee of the Board. Mr. Keating’s resignation was not because of any disagreement with management or the Board on any matter relating to the Partnership’s operations, policies or practices.

Director Appointment

Effective December 15, 2025, Christopher J. Burn was appointed as a member of the Board, as well as a member of the Audit Committee and Conflicts Committee of the Board.

Since July 2025, Mr. Burn has served as a consultant at Goshen Investments, LLC. Mr. Burn previously served as the Chief Investment Officer of The Diana Davis Spencer Foundation from November 2021 to June 2025, again as a consultant at Goshen Investments, LLC from May 2021 to October 2021 and as Global Head of Macro Research of Archegos Capital Management LLC from March 2018 to March 2021. Mr. Burn graduated from Wesleyan University in 1988 with a Bachelor of Arts from the College of Social Studies and received a Master of Business Administration from the Wharton School at the University of Pennsylvania in 1995.

The Partnership and General Partner entered into its standard form of indemnification agreement with Mr. Burn, the form of which has been filed with the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”). Mr. Burn will receive compensation for his services on the Board substantially in accordance with the Partnership’s non-employee director compensation policy, as described in the Partnership’s Annual Report. Pursuant to the Partnership’s non-employee director compensation program, Mr. Burn was granted an award of phantom units in the Partnership equal to $150,000, to be issued on January 1, 2026 and vest in full on January 1, 2027, subject to Mr. Burn’s continuous services to the Partnership through such vesting date.

The Board affirmatively determined that Mr. Burn is an independent director within the meaning of the New York Stock Exchange listing standards. There are no familial relationships of Mr. Burn that would require disclosure pursuant to Item 401(d) of Regulation S-K. There are no arrangements or understandings between Mr. Burn and any other persons pursuant to which Mr. Burn was selected as a director. Mr. Burn has not had any direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mach Natural Resources LP

	By:	Mach Natural Resources GP LLC,
its general partner

Dated: December 17, 2025	By:	/s/ Tom L. Ward
		Name:	Tom L. Ward
		Title:	Chief Executive Officer

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